Exhibit 99.1

Monday, August 1, 2016

HomeTown Bankshares Corporation Reports

Solid Growth on Lower Earnings

 YTD Core Revenue up 8% Over 2015

●	Continued Strong Loan and Core Deposit Growth
o	Total assets topped $500 million at June 30, 2016
o	Loans were $394 Million at June 30, 2016
■	Up $26.3 million or 14% on an annualized basis for the first half of 2016, and
■	Up $39.6 million or 11% since June 30, 2015
o	Core Deposits were $382 Million at June 30, 2016
■	Increased $26.6 million or 15% annualized for the first half of 2016
■	Increased $50.2 million or 15% since June 30, 2015
●	Operating Performance Highlights
o	Q2 core revenue of $5.4 million, up 6% or $343,000 over 2015
o	YTD core revenue of $10.6 million, an increase of $751,000 or 8% over 2015
o	Net Income of $224,000 for second quarter of 2016 vs. $863,000 for second quarter of 2015
o	YTD Earnings of $1.03 million vs. $1.64 million in 2015
o

Q2 and YTD Earnings lower due to 1) $600,000 provision for specific loan loss identified in Q2; and 2) $240,000 in additional tax expense incurred due to expiration of stock options during the second quarter of 2016

o	EPS on a fully diluted basis of $0.00 for the second quarter of 2016 and $0.11 YTD vs. $0.15 and $0.28, respectively, in 2015
●	Credit Quality Remains Sound
o	Non-performing assets improved to 1.30% of total assets at June 30, 2016 vs. 1.62% at June 30, 2015
o	OREO balances improved $2.6 million or 37% since June 30, 2015, and $1.4 million or 24% during the second quarter of 2016
o	Past due accruing loans improved to 0.24% of total loans at June 30, 2016 vs. 0.38% at June 30, 2015
o	Provision for specific loan loss mentioned above contributed to following:
■	Q2 net charge-offs increased to .74% of average total loans vs. .02% of average total loans for 2015; YTD net charge-offs thru June 30, 2016 were 0.38% vs. 0.01% for 2015
■	Q2 nonaccrual loans increased to .57% of total loans at June 30, 2016 from .11% of total loans at June 30, 2015
●	Well Capitalized with Solid Capital Ratios
o	Preferred Stock converted to common stock on June 29, 2016, eliminating dividends payable of approximately $200,000 per quarter beginning July 1, 2016
o	Common Equity Tier 1 Capital amounted to 12.2% at June 30, 2016
o	Total Risk-Based Capital amounted to 13.0% at June 30, 2016
o	Tier 1 Risk-Based Capital amounted to 12.2% at June 30, 2016
o	Tier 1 Leverage Ratio for HomeTown Bank increased to 10.6% at June 30, 2016 vs. 9.9% at June 30, 2015

1 | Page

News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, 540-278-1705

Charles W. Maness, Jr. Executive Vice President and CFO, 540-278-1702

HomeTown Bankshares Reports Strong Growth on Lower Earnings for Second Quarter

YTD Revenue up 8% over 2015

ROANOKE, Va., August 1, 2016 - HomeTown Bankshares Corporation (the "Company"), the parent company of HomeTown Bank, topped $500 million in assets with strong growth in both loans and core deposits. The Company reported net income of $224,000 for the second quarter ended June 30, 2016 vs. $863,000 in net income for the comparative period in 2015. Net Income for the first six months of 2016 was $1.03 million vs. $1.64 million for the first six months of 2015. Earnings per share on a fully diluted basis were $0.00 for the second quarter of 2016 and $0.11 per share for the six months ended June 30, 2016 vs. $0.15 and $0.28 per share, respectively, for similar periods in 2015.

Profitability was lower in the second quarter due predominantly to additional loan loss provision expense from the partial charge off of a loan extended in 2008 that had performed as agreed until the second quarter of 2016. The Company recorded a specific loan loss provision attributed to this aforementioned loan of $600,000 reducing net income by $400,000 after taxes. In addition, the Company incurred additional tax expense of $240,000 due to the expiration of stock options in the second quarter that were issued in 2006 and were never exercised. This charge was due to the reversal of tax benefits recorded previously that cannot be realized due to the options expiring. These were the primary contributors to the reduction in earnings thru June 30, 2016.

“During the second quarter of 2016, we continued to experience strong balance sheet growth in both loans and core deposits resulting in a solid increase in core revenues. Our double-digit growth in new business during the first half of 2016 continued to reflect solid gains in market share in both loans and deposits, especially from the recent sale of Valley Bank in 2015,” said President and CEO Susan Still. “We have also worked aggressively to resolve a non-performing loan identified during the second quarter, and we have taken a proactive stance in realizing an appropriate provision for this loan in June,” said Still.

Revenue

Total core revenue for the six months ended June 30, 2016 was $10.6 million, up $778,000 or 8% over 2015, which included $5.4 million in core revenues realized during the second quarter of 2016, 6% higher than 2015. Higher core revenues reflected increases in both net interest income and non-interest income and exclude gains on sales of investments during the first half of 2016. Growth in commercial lines and loans, commercial real estate loans, personal lines and loans, as well as in non-interest income from treasury and merchant services, title insurance, mortgage and brokerage services contributed to the increase in total revenue.

2 | Page

Net Interest Income

Net interest income in the second quarter 2016 increased $81,000 to $4.0 million from the first quarter of 2016 with a $160,000 increase from $3.8 million earned for the comparative second quarter of 2015. Net interest income was up $329,000 to $7.8 million or 4% for the first half of 2016 vs. $7.5 million over a comparable period in 2015. Higher loan volume helped to offset lower interest rates on loans and increased sub-debt interest expense for the first half of 2016; however, as anticipated, the cost of our $7.5 million capital raise in December 2015, will have a near-term impact on earnings and our net interest margin while the continued growth in interest income from new loans and investments surpasses the interest expense incurred. Accordingly, a 7 basis point decline was realized in the net interest margin during the second quarter of 2016 from 3.62% in the first quarter to 3.55% at June 30, 2016 with a year-over year decline of 23 basis points from 3.82% for the first half of 2015 vs. 3.59% at June 30, 2016.

Noninterest Income

Noninterest income increased 8% to $664,000, net of securities gains, in the second quarter 2016 while noninterest income of $1.5 million was realized for the first half of 2016, up 3% from $1.2 million realized for the second half of 2015, also net of securities gains. The primary increase for 2016 was continued growth in service charges from the new deposit relationships, ATM and interchange income, title insurance, and merchant income.

Noninterest Expense

Noninterest expense increased $103,000 in the second quarter 2016 from the prior quarter due primarily to a loss of $91,000 on the sale of a foreclosed property resulting in a 24% reduction or $1.35 million in the OREO portfolio. Noninterest expense increased during the first half of 2016 over the six months ended June 30, 2016 compared to 2015 due primarily to costs increase in salaries and benefits for additions to our two new lines of business, Private Wealth and Merchant Services, in addition to increased staffing to support new account growth.

Loans

Total loans were $394 million at June 30, 2016, up $26.3 million or 14% on an annualized basis for the first half of 2016 and up $39.6 million or 11% over the prior year ended June 30, 2015. Loan growth was driven by commercial real estate, commercial and industrial lines and term loans as well as consumer lines and loans.

Deposits

Total core deposits were up $26.6 million or 15% on an annualized basis for the first half of 2016 while core deposit growth was up $50.2 million or 15% over June 30, 2015. Strong core deposit growth was achieved again in 2015 by strong growth in commercial and consumer banking relationships.

Capital

Capital levels remained strong in the second quarter, with total stockholders’ equity increasing $2.8 million through June 30, 2016 over the previous year. HomeTown Bank Common equity tier 1 capital, Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 12.2%, 13.0%, 12.2% and 10.6%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Book value per common share amounted to $8.36 at June 30, 2016 vs. $8.00 at June 30, 2015.

3 | Page

With the conversion of HMTA Preferred Stock on June 29, 2016, capital will no longer decrease with the reduction in quarterly dividends paid of approximately $200,000 per quarter beginning July 1, 2016.

Credit Quality

Credit quality remained solid thru June 30, 2016 in spite of an addition to the provision for loan losses and nonaccrual status for a specific loan as discussed above.

Nonperforming Assets

OREO balances decreased significantly - $1.35 million or 24% during the second quarter of 2016 and $2.6 million or 37% since June 30, 2015. This resulted in a decline in non-performing assets, excluding performing restructured loans, to 1.30% of total assets at June 30, 2016 vs. 1.62% at June 30, 2015. Non-performing assets, including restructured loans, were also down from 3.08% of total assets at June 30, 2015 to 2.55% at June 30, 2016.

Past Due and Nonaccrual Loans

Past due accruing loans amounted to 0.24% of total loans at June 30, 2016 vs. 0.38% in 2015 while nonaccruals increased to .57% of total loans during the second quarter of 2016 from .11% of total loans at June 30, 2015.

Allowance for Loan Losses

The allowance for loan losses totaled $3.4 million at June 30, 2016 compared to $3.3 million at June 30, 2015. Provisions for credit losses were $868,000 for the first half of 2016 vs. $-0- for the first half of 2015 for loan growth as well as the specific loan provision incurred in the 2nd quarter as discussed above.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, and competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending June 30, 2016)

4 | Page

HomeTown Bankshares Corporation

Consolidated Condensed Balance Sheets

June 30, 2016; December 31, 2015; and June 30, 2015

	June 30,	December 31	June 30,
In Thousands	2016	2015	2015
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$28,101	$28,745	$15,063
Federal funds sold	954	1,329	797
Securities available for sale, at fair value	54,498	52,544	48,931
Restricted equity securities, at cost	2,479	2,535	2,695
Loans held for sale	915	1,643	382
Total loans	393,668	367,358	354,075
Allowance for loan losses	(3,449)	(3,298)	(3,313)
Net loans	390,219	364,060	350,762
Property and equipment, net	13,726	14,008	14,792
Other real estate owned	4,337	5,237	6,872
Other assets	10,160	9,284	9,052
Total assets	$505,389	$479,385	$449,346

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$83,414	$77,268	$53,730
Interest-bearing	349,861	322,278	323,487
Total deposits	433,275	399,546	377,217
Federal Home Loan Bank borrowings	14,650	22,000	25,750
Subordinated notes	7,209	7,194	-
Other borrowings	896	2,361	552
Other liabilities	1,923	1,893	1,150
Total liabilities	457,953	432,994	404,669

Stockholders’ Equity:
Preferred stock	-	12,893	13,293
Common stock	28,116	16,801	16,481
Surplus	17,774	15,484	15,335
Common stock distributable	665	-	-
Retained surplus (deficit)	(247)	443	(1,052)
Accumulated other comprehensive income	738	396	260
Total HomeTown Bankshares Corporation stockholders’ equity	47,046	46,017	44,317
Noncontrolling interest in consolidated subsidiary	390	374	360
Total stockholders’ equity	47,436	46,391	44,677
Total liabilities and stockholders’ equity	$505,389	$479,385	$449,346

5 | Page

HomeTown Bankshares Corporation

Consolidated Condensed Statements of Income

For the Three and Six Months Ended June 30, 2016 and 2015

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
In Thousands, Except Share and Per Share Data	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,337	$4,047	$8,593	$7,946
Taxable investment securities	201	176	405	382
Nontaxable investment securities	101	100	202	203
Other interest income	62	44	115	86
Total interest income	4,701	4,367	9,315	8,617
Interest expense:
Deposits	537	465	1,041	913
Other borrowed funds	204	102	435	194
Total interest expense	741	567	1,476	1,107
Net interest income	3,960	3,800	7,839	7,510
Provision for loan losses	808	-	868	-
Net interest income after provision for loan losses	3,152	3,800	6,971	7,510
Noninterest income:
Service charges on deposit accounts	164	124	318	234
ATM and interchange income	168	146	315	268
Mortgage banking	181	258	356	378
Gains on sales of investment securities	209	-	214	40
Other income	151	167	281	310
Total noninterest income	873	695	1,484	1,230
Noninterest expense:
Salaries and employee benefits	1,597	1,619	3,323	3,160
Occupancy and equipment expense	444	439	878	884
Advertising and marketing expense	124	167	218	409
Professional fees	116	111	217	223
(Gains), losses on sales, writedowns of other real estate owned, net	91	-	91	-
Other real estate owned expense	25	40	47	70
Other expense	968	846	1,853	1,585
Total noninterest expense	3,365	3,222	6,627	6,331
Net income before income taxes	660	1,273	1,828	2,409
Income tax expense	434	381	787	727
Net income	226	892	1,041	1,682
Less net income attributable to non-controlling interest	2	29	16	43
Net income attributable to HomeTown Bankshares Corporation	224	863	1,025	1,639
Effective dividends on preferred stock	204	210	408	420
Net income available to common stockholders	$20	$653	$617	$1,219
Basic earnings per common share	$0.00	$0.19*	$0.17	$0.36*
Diluted earnings per common share	$0.00	$0.15*	$0.11	$0.28*
Weighted average common shares outstanding	3,557,763	3,428,085*	3,529,605	3,425,644*
Diluted average common shares outstanding	5,780,120	5,757,685*	5,776,832	5,755,244*
*Restated for the 4% stock dividend distributed July 11, 2016

6 | Page

HomeTown Bankshares Corporation	Three	Three	Six	Six
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Jun 30	Jun 30	Jun 30	Jun 30
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$8.36	$9.41	$8.36	$9.41
Book value per share, diluted	$8.36	$8.00	$8.36	$8.00
Earnings (loss) per share, basic	$0.00	$0.19 *	$0.17	$0.36 *
Earnings (loss) per share, diluted	$0.00	$0.15 *	$0.11	$0.28 *
* Restated for the 4% stock dividend distributed July 11, 2016

PROFITABILITY
Return on average assets	0.18%	0.78%	0.42%	0.75%
Return on average shareholders' equity	1.91%	7.80%	4.39%	7.50%
Net interest margin	3.55%	3.80%	3.59%	3.82%
Efficiency	70.28%	70.78%	71.24%	71.97%

BALANCE SHEET RATIOS
Total loans to deposits	90.86%	93.87%	90.86%	93.87%
Securities to total assets	11.27%	11.49%	11.27%	11.49%
Tier 1 leverage ratio BANK ONLY	10.6%	9.9%	10.6%	9.9%

ASSET QUALITY
Nonperforming assets to total assets	1.30%	1.62%	1.30%	1.62%
Nonperforming assets, including restructured loans, to total assets	2.55%	3.08%	2.55%	3.08%
Net charge-offs to average loans (annualized)	0.74%	0.02%	0.38%	0.01%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$2,248	$398	$2,248	$398
Other real estate owned	4,337	6,872	4,337	6,872
Total nonperforming assets, excluding performing restructured loans	6,585	7,270	6,585	7,270
Restructured loans, performing in accordance with their modified terms	6,315	6,553	6,315	6,553
Total nonperforming assets, including performing restructured loans	$12,900	$13,823	$12,900	$13,823

Allowance for loan losses: (in thousands)
Beginning balance	$3,347	$3,329	$3,298	$3,332
Provision for loan losses	808	-	868	-
Charge-offs	(771)	(17)	(785)	(33)
Recoveries	65	1	68	14
Ending balance	$3,449	$3,313	$3,449	$3,313

7 | Page